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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       February 14, 2002
                                                  ------------------------------

                              CTN MEDIA GROUP, INC.
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           Delaware                   0-19997                  13-3557317
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 (state of other jurisdiction       (Commission               (IRS Employer
       of incorporation)            File Number)           Identification No.)

           3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326
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                          (Address of principal office)

Registrant's telephone number, including area code        (404) 256-4444
                                                   -----------------------------

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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

         On February 14, 2002, CTN Media Group, Inc. (the "Company") received a letter from The Nasdaq SmallCap Market indicating that for the last 30 consecutive trading days, the price of the Company's common stock has closed below the minimum $1.00 bid per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days, or until August 13, 2002, to regain compliance. The Company will regain compliance if at anytime before August 13, 2002, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days. If compliance cannot be demonstrated by August 13, 2002, The Nasdaq SmallCap Market will determine whether the Company meets the initial listing criteria for The Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). If it meets the initial listing criteria, the Company will be granted an additional 180-calendar day grace period to demonstrate compliance with the $1.00 minimum bid price requirement. If the Company fails to meet this requirement or if it fails to meet the $1.00 minimum bid price requirement after all grace periods, it will be subject to delisting from The Nasdaq SmallCap Market, at which time the Company can appeal the delisting decision to The Nasdaq Listing Qualifications Panel.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 27, 2002                   CTN MEDIA GROUP, INC.


                                    By: /s/ Neil H. Dickson
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                                        Neil H. Dickson
                                        Chief Operating Officer and Treasurer